                                                                   EXHIBIT 10.30


                       CONTRIBUTION AND ADOPTION AGREEMENT

        THIS CONTRIBUTION AND ADOPTION AGREEMENT (this "Agreement"), is made effective as of the 13th day of December, 2000 (the "Effective Date"), by and among MARINA DISTRICT DEVELOPMENT HOLDING CO., LLC, a New Jersey limited liability company ("Holding"); MAC, CORP., a New Jersey corporation ("MR Sub"); and BOYD ATLANTIC CITY, INC., a New Jersey corporation ("Boyd Sub") (Holding, MR Sub and Boyd Sub each, a "Party" and collectively, the "Parties").

                                   BACKGROUND

        A. MR Sub and Boyd Sub were the sole, equal general partners in Marina District Development Company, a New Jersey general partnership (the "Joint Venture").

        B. MR Sub and Boyd Sub formed, as the sole equal members (i) Marina District Development Company, LLC, a New Jersey limited liability company ("MDDC"); and (ii) Marina District Development Holding Co., LLC ("Holding"), a New Jersey limited liability company.

        C. On the Effective Date, the Joint Venture merged with and into MDDC pursuant to, and in accordance with, Section 42:1-49 of the New Jersey Uniform Partnership Act and Section 42:2B-20 of the New Jersey Limited Liability Company Act, and a Plan of Merger adopted by the Joint Venture and MDDC (the "Merger"), pursuant to which (i) each of MR Sub and Boyd Sub contributed to MDDC its respective partnership interests in the Joint Venture, which such interests were, as a result of the Merger, cancelled; and (ii) MDDC is the surviving entity of the Merger.

        D. The Parties have agreed, among other things, and wish to memorialize and carry out in accordance with the terms of this Agreement, that: (i) each of MR Sub and Boyd Sub shall contribute to Holding its respective membership interest in MDDC (collectively, the "MDDC Membership Interests"); (ii) Holding shall adopt as its operating agreement that certain Second Amended and Restated Joint Venture Agreement of the Partnership, dated as of August 31, 2000, by and between MR Sub and Boyd Sub (the "Joint Venture Agreement"), as amended in accordance with this Agreement; and (iii) MR Sub and Boyd Sub shall fulfill their remaining obligations to Holding under the terms of the Joint Venture Agreement, as amended, with regard to capital contributions by contributing the capital to MDDC as designee of Holding, rather than directly to Holding.

        E. MR Sub and Boyd Sub intend that the transactions described in Sections B through D above not effect any substantive change in the Parties' rights and obligations as set forth in the Joint Venture Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises of the Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party to the other, the Parties, intending to be legally bound, hereby covenant and agree as follows:

                                      TERMS

        1. INCORPORATION OF RECITALS. The recitals set forth above in Sections A through E above are hereby incorporated into and made a part of this Agreement.

        2. CONTRIBUTION OF MDDC MEMBERSHIP INTERESTS. Each of MR Sub and Boyd Sub hereby contributes to Holding, free and clear of all liens, pledges, hypothecations or encumbrances of any type or nature whatsoever (collectively, "Liens"), all of its respective MDDC Membership Interests, and Holding hereby accepts the MDDC Membership Interests (the "Contribution"). As a result of the Contribution, Holding is the sole member of MDDC, holding 100% of the membership interests in MDDC.


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        3. ADOPTION OF JOINT VENTURE AGREEMENT AS OPERATING AGREEMENT. MR Sub
and Boyd Sub, in their capacity as the sole members of Holding, hereby adopt as the operating agreement of Holding, the Joint Venture Agreement as amended in accordance with the following (the "Operating Agreement"):

            A. Section 1.1. Section 1.1 of the Joint Venture Agreement shall be deleted and the following Section 1.1 shall be substituted:

            "Section 1.1 Organization. The Members hereby confirm that they have formed and established a limited liability company (the "Company"), under and pursuant to the provisions of the New Jersey Limited Liability Company Act, N.J.S.A. 42:2B-1 et seq., as amended (the "LLC Act"), upon the terms and conditions set forth in this Agreement."

            B. Section 1.2. Section 1.2 of the Joint Venture Agreement shall be deleted and the following Section 1.2 shall be substituted:

            "Section 1.2 Name. The name of the Company shall be Marina District Development Holding Co., LLC, and all business of the Company shall be conducted solely in such name or in such other name or names as the Members may mutually determine."

            C. Section 1.4. Section 1.4 of the Joint Venture Agreement shall be deleted and the following Section 1.4 shall be substituted:

            "Section 1.4 Business of the Company. The business of the Company is to acquire and own the Property and to design, develop, construct, finance, own and operate the Facility on the Property. The purposes of the Company shall include the conduct of casino gaming. The business of the Company may be conducted through one or more operating subsidiaries, including but not limited to MDDC. In furtherance of its business, the Company shall have and may exercise all the powers now or hereafter conferred by the laws of the State of New Jersey on limited liability companies formed under the laws of that State, and may do any and all things related or incidental to its business as fully as natural persons might or could do under the laws of that State. One such power shall include, but shall not be limited to, the creation, ownership and operation of an entity to be utilized in connection with financing the Facility, whose board of directors or managers shall be appointed by the Managing Member."

            D. Section 1.9. Section 1.9 of the Joint Venture Agreement shall be deleted and the following Section 1.9 shall be substituted:

            "Section 1.9 Duration. The Company was formed on November 21, 2000 upon the filing of a Certificate of Formation with the New Jersey Department of Treasury and the Company shall continue in existence until dissolved and liquidated pursuant to law or any provisions of this Agreement."

            E. Section 1.10. The definition of "Venturer" and "Venturers" in
Section 1.10 of the Joint Venture Agreement shall be deleted and the following shall be substituted:

            "Member" and "Members" means, individually or collectively, as applicable, MR Sub and Boyd Sub or any successor to either Party by Transfer expressly permitted by this Agreement.


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            F. Substitution of Terms. All references in the Joint Venture
Agreement to the term or terms (A) "Venturer" or "Venturers," including references in defined terms such as "Responding Venturer," "Defaulting Venturer," "Managing Venturer," etc., shall be replaced with the terms "Member" and "Members", respectively; (B) "Joint Venture" shall be replaced with the term "Company"; and (C) "Second Amended and Restated Joint Venture Agreement" shall be replaced with the term "Operating Agreement." For the purposes of this Agreement, the term "Company" shall include, as appropriate, MDDC.

            G. Section 2.5. The following sentence shall be added to the end of
Section 2.5 of the Joint Venture Agreement:

            "The liability of each of MR Sub and Boyd Sub as a member of Holding shall be limited as set forth in the Operating Agreement, the LLC Act and other applicable law, as each is amended from time to time."

            H. Section 3.3(a) of the Joint Venture Agreement shall be deleted and the following Section 3.3(a) shall be substituted:

                "(a) MR Sub has previously contributed the Property to the Joint
            Venture pursuant to Section 3.2, and concurrently therewith, Boyd Sub made an additional capital contribution of cash in the amount of $90,000,000 to the Company. From time to time, except as otherwise provided in this Section 3.3(a), each of the Members shall concurrently make equal additional capital contributions of cash aggregating $117,000,000 each to the Company at such time or times as required by the provider of the Construction Financing or at the time or times as the Managing Member reasonably determines necessary to coincide with the funding of Project Costs; provided, however, that if acceptable to the provider of the Construction Financing, each of the Members may provide all or part of such $117,000,000 cash contribution as subordinated loans, on such terms as the Members may mutually determine, rather than as capital contributions. Notwithstanding the foregoing, if acceptable to the provider of Construction Financing, each Member shall be entitled to defer a portion of such $117,000,000 capital contribution by providing the Company with a standby letter of credit in the amount of $25,000,000 as security for its obligation to contribute such amount. Any such letter of credit shall be on terms and conditions reasonably acceptable to the Members and to the provider of the Construction Financing, but in any event, each such letter of credit shall provide that the letter of credit may be drawn if, but only if, the respective Member shall fail to contribute the capital contribution secured by such letter of credit at the time required by either the Managing Member or by the provider of Construction Financing pursuant to the express terms of the Construction Financing. The Parties acknowledge and agree that pursuant to the terms of the Construction Financing, the Company may be required to fund in balance contributions (the aggregate amount of such contributions herein referred to as "In Balance Contributions") based on one or more revised estimates that total Project Costs will be in excess of $1,035,000,000 (excluding the items set forth in Section 3.3(b) subparts (i), (ii) and (iii) below). In the event the provider of Construction Financing requires any such In Balance Contributions, Boyd Sub shall make such In Balance Contributions. For purposes of this Agreement, In Balance Contributions shall be considered as additional capital contributions by Boyd Sub. Upon the final completion of the Project in accordance with the terms hereof and termination of any remaining liability under each Member's standby letter of credit, in order to properly reflect the capital contributions of the Members, if any In Balance Contributions have been made by Boyd Sub, to the extent that any such In Balance Contributions were not actually needed in order to fund Project Costs in excess of $1,035,000,000 (excluding for purposes hereof any Project Costs of the type set forth in Section 3.3(b) subparts (i),
            (ii) or (iii) below, which items are not the sole responsibility of


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            Boyd Sub pursuant to the terms hereof) (a "Boyd Sub Overpayment"), then MRI shall cause MR Sub to reimburse Boyd Sub directly outside of the Company an amount equal to one-half (1/2) of the Boyd Sub Overpayment (the "MR Sub Reimbursement"). At such time, MR Sub's Capital Account shall be increased by the amount of the MR Sub Reimbursement, and Boyd Sub's Capital Account shall be reduced by the amount of such MR Sub Reimbursement. In no event shall MR Sub be required to make the MR Sub Reimbursement to the extent that the total additional capital contributions made by MR Sub pursuant to this Section 3.3(a), including any remaining liability under MR Sub's standby letter of credit, plus the amount of the MR Sub Reimbursement, would exceed $117,000,000.

            I. A new Section 3.3(f) shall be added to the Joint Venture Agreement as follows:

                "(f) In the event that any provider of Construction Financing becomes a "defaulting lender" or a "disqualified lender" (as such terms are defined in the Construction Financing documents) and a replacement lender has not assumed the commitment of such defaulting lender or disqualified lender, then each Member shall fund one-half of the loans of such defaulting lender or disqualified lender as and when loans are required to be funded under the Construction Financing, and shall thereby assume the rights and obligations (other than voting rights) of such defaulting lender or disqualified lender. The Managing Member shall use reasonable commercial efforts as promptly as practicable to find an eligible assignee under the terms of the Construction Financing to assume the commitments of the defaulting lender or disqualified lender and to purchase the loans made by the Members as contemplated by this Section 3.3(f)."

            J. Section 7.13 shall be added to the Joint Venture Agreement as follows:

            "Section 7.13 Consolidated Records. The books, records, reports, and returns contemplated by this Section 7 shall include MDDC."

            K. Section 9.1 of the Joint Venture Agreement shall be amended to add subsection (n) as follows:

            "(n) oversee, operate and manage the Company's subsidiaries, including without limitation, MDDC, and take actions with respect to such subsidiaries as are contemplated under subsections (a)-(m) above."

            L. Section 9.2 of the Joint Venture Agreement shall be amended to add subsection (r) as follows:

            "(r) Transfer (as defined in Section 11.1, below) any interest in any subsidiary, including MDDC, or issue any interest in such subsidiary, or take any action described in subsections (a)-(q), above, through, on behalf of or with respect to such subsidiary."

            M. Sections 11.2(c), 13.1(d) and 14.9 of the Joint Venture Agreement are deleted in their entirety and amended to read "Intentionally Omitted".


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         4. DIRECTION AND CONSENT WITH REGARD TO CERTAIN OBLIGATIONS.

            A. Direction and Consent With Regard to Capital Contributions. Holding hereby authorizes and directs MR Sub and Boyd Sub, and MR Sub and Boyd Sub hereby acknowledge and agree to comply with such authorization and direction, as follows: whenever the Operating Agreement requires either MR Sub or Boyd Sub to make a capital contribution to Holding, including without limitation, the capital contributions required under Article 3 of the Operating Agreement (to the extent not previously made to MDDC or the Joint Venture), MR Sub or Boyd Sub, as the case may be, must and shall fulfill its obligation to make such capital contribution by contributing the required capital to MDDC, rather than directly to Holding. Notwithstanding the foregoing, the Parties hereby acknowledge that the Property (as defined in the Joint Venture Agreement) has been previously contributed by MR Sub to the Joint Venture, and pursuant to the Merger, the Property is now held by MDDC.

            B. Authorization and Consent With Regard to Other Obligations. The Parties hereby acknowledge and agree that whenever the Operating Agreement establishes rights and obligations of Boyd Sub and/or MR Sub to, or with respect to, Holding, including, without limitation, such rights and obligations regarding: (1) the Road Development Agreement; (2) the Special Revenue Bonds;
(3) the Ordinance; (4) the Employee Parking Lot and Option regarding same; (5) the Jobs and Business Opportunities Program; and (6) the CRDA funds (as each such term is defined in the Operating Agreement), Holding shall have the sole right and discretion to authorize and direct either or both of MR Sub and Boyd Sub, and MR Sub and/or Boyd Sub, as the case may be, shall comply with such authorization and direction, to perform or fulfill such obligations as to MDDC, rather than directly as to Holding.

            C. Continued Responsibility For Certain Costs. The Parties hereby acknowledge and agree that nothing in this Section 4 is intended to, and shall not be construed to, relieve either Boyd Sub or MR Sub from any responsibility for the payment of certain costs and expenses as specified in the Operating Agreement, solely as the result of Holding's authorization and direction to contribute or perform as to MDDC, rather than directly to Holding including, without limitation, MR Sub's sole responsibility to pay all real property transfer taxes or fees and any other costs and expenses of conveying the Property (as defined in the Operating Agreement) to MDDC.

            D. Confirmation of Allocations. The Parties hereby acknowledge and agree that (1) nothing set forth in this Agreement is intended to amend, revise or alter (A) the allocation of Profits and Losses and the respective Capital Accounts (as such terms are defined in the Operating Agreement) of MR Sub or Boyd Sub; or (B) the special allocations set forth in Section 5.2 of the Operating Agreement; and (2) the terms and conditions of the Operating Agreement shall govern and prevail with respect to the allocations referenced in the provisions of Section 4.D(1) immediately above.

         5. NO VIOLATION. The Parties hereby acknowledge and agree that nothing in this Agreement, including Holding's authorization and direction with regard to capital contributions set forth in Section 4A above or Holding's right to make future directions with regard to capital contributions and the fulfillment of performance obligations set forth in Section 4B above is in violation, or constitutes a breach, of any provision of the Operating Agreement including, without limitation, any provision of Section 3.4(b), Section 9.3 or Article 11.


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

         6. REPRESENTATIONS AND WARRANTIES OF MR SUB. MR Sub hereby restates and confirms as of the Effective Date all of the representations and warranties made by MR Sub in the Joint Venture Agreement, including but not limited to the representations and warranties in Section 10.1 thereof. In addition, MR Sub hereby represents and warrants to Holding and to Boyd Sub, as follows:

            A. No Further Approval. All corporate action required to be taken by MR Sub to enter into and carry out the terms of this Agreement has been taken and, except as otherwise provided or contemplated in this Agreement, no further approval of any governmental agency, court or other body is necessary in order to permit MR Sub to enter into and carry out the terms of this Agreement.

            B. Due Execution; Binding Obligation. This Agreement has been duly executed and delivered by MR Sub and constitutes the legal, valid and binding obligation of MR Sub, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, equitable principles and judicial discretion).

            C. No Violation. To the best of MR Sub's knowledge, neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder, has resulted or will result in any violation of, or default under, the certificate of incorporation or by-laws of MR Sub or any indenture, trust agreement, mortgage or other agreement or any permit, judgment, decree or order to which MR Sub is a party or by which it is bound and there is no default and no event or omission has occurred which, with the passage of time or the giving of notice or both, would constitute a default on the part of MR Sub under this Agreement.

            D. No Proceedings. To the best of MR Sub's knowledge, there is no action, proceeding or investigation, pending or threatened, which questions the validity or enforceability of this Agreement as to MR Sub.

            E. No Liens. All of the MDDC Membership Interests owned by MR Sub are currently owned, and are being contributed to Holding, free and clear of all Liens.

         7. REPRESENTATIONS AND WARRANTIES OF BOYD SUB. Boyd Sub hereby restates and confirms as of the Effective Date all of the representations and warranties made by Boyd Sub in the Joint Venture Agreement, including but not limited to the representations and warranties in Section 10.2 thereof. In addition, Boyd Sub hereby represents and warrants to MR Sub and Holding, as follows:

            A. No Further Approval. All corporate action required to be taken by Boyd Sub to enter into and carry out the terms of this Agreement has been taken and, except as otherwise provided or contemplated in this Agreement, no further approval of any governmental agency, court or other body is necessary in order to permit Boyd Sub to enter into and carry out the terms of this Agreement.

            B. Due Execution; Binding Obligation. This Agreement has been duly executed and delivered by Boyd Sub and constitutes the legal, valid and binding obligation of Boyd Sub, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, equitable principles and judicial discretion).


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

            C. No Violation. To the best of Boyd Sub's knowledge, neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder, has resulted or will result in any violation of, or default under, the certificate of incorporation or by-laws of Boyd Sub or any indenture, trust agreement, mortgage or other agreement or any permit, judgment, decree or order to which Boyd Sub is a party or by which it is bound and there is no default and no event or omission has occurred which, with the passage of time or the giving of notice or both, would constitute a default on the part of Boyd Sub under this Agreement.

            D. No Proceedings. To the best of Boyd Sub's knowledge, there is no action, proceeding or investigation, pending or threatened, which questions the validity or enforceability of this Agreement as to Boyd Sub.

            E. No Liens. All of the MDDC Membership Interests owned by Boyd Sub are currently owned, and are being contributed to Holding, free and clear of all Liens.

         8. RATIFICATION AND CONFIRMATION . Except as, and to the extent, amended in accordance with the terms of this Agreement, all other provisions of the Joint Venture Agreement are hereby ratified and confirmed by the Parties as provisions of the Operating Agreement. To the extent that this Agreement expressly conflicts with the Joint Venture Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, it is the Parties' intent that the transactions described in the Recitals not substantively change the rights and obligations as set forth in the Joint Venture Agreement prior to the date hereof.

         9. MISCELLANEOUS PROVISIONS.

            A. Amendments. The provisions of this Agreement may not be waived, amended or repealed, in whole or in part, by any of the Parties, except with the written consent of each of the Parties.

            B. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective legal representatives, successors and permitted transferees and assigns.

            C. Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

            D. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            E. Entire Agreement; No Assignment. This Agreement, including the Joint Venture Agreement as revised in accordance with the terms of this Agreement, constitutes the complete and exclusive statement of the agreement among the Parties with regard to its subject matter. No Party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of each of the other Parties and any attempt to do so will be null and void as of the inception and of no effect.

            F. Further Assurances. Each of the Parties agrees to perform any further acts and execute, acknowledge and deliver any documents or instruments which may be reasonably necessary or appropriate to carry out the provisions of this Agreement.


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

            G. Governing Law and Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflict of laws principles. In the event of any litigation between or among any of the Parties concerning or arising out of this Agreement, the Parties hereby consent to the exclusive jurisdiction of the federal and state courts in New Jersey.

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


                                              MARINA DISTRICT DEVELOPMENT
                                                HOLDING CO., LLC

                                              By Its Members:

                                              MAC, CORP., Member

                                              By:
                                                  ------------------------------
                                                  Peter C. Walsh, Assistant
                                                  Secretary


                                              Boyd Atlantic City, Inc., Member

                                              By:
                                                  ------------------------------
                                                  Ellis Landau
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer


                                              MAC, CORP.

                                              By:
                                                  ------------------------------
                                                  Peter C. Walsh, Assistant
                                                  Secretary


                                              BOYD ATLANTIC CITY, INC.

                                              By:
                                                  ------------------------------
                                                  Ellis Landau
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer


                       [signatures continued on next page]


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

         Marina District Development Company, LLC, hereby acknowledges and consents to the terms of this Agreement.


                                              Marina District Development
                                                Company, LLC

                                              By Its Members:

                                              MAC, CORP., Member

                                              By:
                                                  ------------------------------
                                                  Peter C. Walsh, Assistant
                                                  Secretary


                                              Boyd Atlantic City, Inc., Member

                                              By:
                                                  ------------------------------
                                                  Ellis Landau
                                                  Vice President, Treasurer and
                                                  Chief Financial Officer

         Each of the undersigned, Mirage Resorts, Incorporated and Boyd Gaming Corporation, hereby (1) acknowledges and consents to the terms of this Agreement; and (2) reaffirms the continuing existence of its respective obligations under the Joint Venture Agreement, which obligations shall remain unchanged by virtue of the Merger, this Agreement or any transactions contemplated in connection with either the Merger or this Agreement.

                                              Mirage Resorts, Incorporated

                                              By:
                                                  ------------------------------
                                                  Name/Title:


                                               Boyd Gaming Corporation

                                               By:
                                                   -----------------------------
                                                   Ellis Landau
                                                   Executive Vice President,
                                                   Treasurer and Chief
                                                   Financial Officer


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